Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-293238 on Form S-8 of our report dated March 30, 2026, relating to the financial statements of Veradermics, Incorporated appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Hartford, Connecticut
March 30, 2026